Contacts:

Rick Pierce
Vice President, Investor Relations                   Chris Erdman
SafeScience, Inc.                                    Feinstein Kean Healthcare
(617) 422-0674                                       (617) 577-8110
www.safescience.com                                  www.fkhealth.com
-------------------                                  ----------------



                      SAFESCIENCE SPONSORS RESEARCH AT MIT
                      TO FURTHER THE DEVELOPMENT OF GBC-590

BOSTON, MA, Sept. 19, 2001-SafeScience, Inc., (Nasdaq: SAFS), announced today that it has entered into a sponsored research program with the Massachusetts Institute of Technology. The research will focus on an expanded analysis of GBC-590 and identification of other compounds with promising biochemical and pharmaceutical activity.

The principal investigator is Dr. Ram Sasisekharan in MIT's Division of Bioengineering & Environmental Health. " Our preliminary pilot study of GBC-590 suggests that the unique tools we have developed will enable us to expand the scientific understanding of this molecule," stated Dr. Sasisekharan.

Brian Hughes, Chairman of SafeScience., commented, "Dr. Sasisekharan and his laboratory co-workers have the tools and the talent needed to characterize the multiple mechanisms of action observed with GBC-590 to date. Also, we believe they may be able to identify additional carbohydrate molecules that regulate the cellular pathways implicated in, or responsible for, multiple cancers. SafeScience is delighted to be working with a team of such stature in the field of glycobiology."

SafeScience's patented therapeutic product GBC-590 has potential application for the treatment of a number of cancer indications and is now being evaluated in Phase II clinical trials as a treatment for both pancreatic and colorectal cancer. Further development of GBC-590 in the field of oncology will be conducted through the recently announced joint venture with Elan Corporation, plc ("Elan").

                                     -MORE-

                                      MIT-SafeScience Sponsored Research Program
                                                                          Page 2

SAFESCIENCE
SafeScience develops and licenses pharmaceutical and agricultural products. The Company's human therapeutic products include GBC-590, a unique compound to treat cancer, which is in Phase II human clinical trials, as well as, an anti-fungal compound, CAN-296, in development. In the area of agriculture, SafeScience continues to seek strategic alternatives for its Elexa-4(R) Plant Defense Booster. Further information is available on SafeScience's web site: www.safescience.com
-------------------


SAFE HARBOR STATEMENT
Any statements contained in this release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties, including, but not limited to, risks of product development (such as failure to demonstrate efficacy or safety), risk related to FDA and other regulatory procedures, market acceptance risks, the impact of competitive products and pricing, the results of current and future licensing, joint ventures and other collaborative relationships, the results of financing efforts, developments regarding intellectual property rights and litigation, and other risks identified in the Company's Securities and Exchange Commission filings. Actual results, events or performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as the date hereof. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.



    Contacts:

    Rick Pierce
    Vice President, Investor Relations
    SafeScience, Inc.
    (617) 422-0674
    www.safescience.com
    -------------------


    Chris Erdman
    Director of Business Development
    Feinstein Kean Healthcare
    (617) 577-8110
    www.fkhealth.com
    ----------------
SOURCE: SafeScience, Inc.